Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Jane E. Shaw, the Chief Executive Officer of Aerogen, Inc. (the “Company”) and Robert S. Breuil, the Chief Financial Officer of the Company, each hereby certify that, to the best of his or her knowledge:

1.                                       The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2004, and to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or section 15(e) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

    In Witness Whereof, the undersigned have set their hands hereto as of the 16th day of August, 2004.

/s/ JANE SHAW	/s/ ROBERT S. BREUIL
Jane E. Shaw, PhD.	Robert S. Breuil
Chairman and Chief Executive Officer	Chief Financial Officer

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, irrespective of any general incorporation language contained in such filing.